Exhibit 23.6

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

July 26, 2018

Petróleo Brasileiro S.A.—Petrobras

Av. República do Chile, 65

Rio de Janeiro, RJ 20031-912

Brazil

Ladies and Gentlemen:

We hereby consent to the references to DeGolyer and MacNaughton as set forth in the Registration Statement on Form F-4, filed on the date hereof by Petróleo Brasileiro S.A.—Petrobras and Petrobras Global Finance B.V. (together, the Registrants), under the heading “Experts,” and to the incorporation by reference of the other references to our firm contained under the headings “Glossary of Certain Terms Used in this Annual Report,” “Presentation of Information Concerning Reserves,” “Item 4. Information on the Company–Regulation of the Oil and Gas Industry in Brazil–Assignment Agreement (Cessão Onerosa) and Global Offering,” “Item 4. Information on the Company–Internal Controls over Proved Reserves,” and “Item 19–Exhibits” and our two reports of third party dated February 28, 2018, as Exhibit No. 99.1 in the Annual Report on Form 20-F of the Registrants for the year ended December 31, 2017.

Very truly yours,

By: /s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON

Texas Registered Engineering Firm F-716